Exhibit 10.40

THIS INSTRUMENT PREPARED BY AND

AFTER RECORDING RETURN TO:

Han C. Choi, Esq.

Nelson Mullins Riley & Scarborough, L.L.P.

999 Peachtree Street, N.E., Suite 1400

Atlanta, Georgia 30309

CROSS REFERENCE:

Leasehold Deed of Trust, Assignment of Leases, Security Agreement and Financing Statement from First Security Bank, National Association, a national banking association, not individually but solely as Owner Trustee under the SRI Realty Trust 1998-1 and Sterile Recoveries, Inc., a Florida corporation, to Pioneer Title Agency, Inc. as trustee for the benefit of First Union National Bank, dated February 24, 1999, recorded at Deed Book 5295, page 93, Hamilton County, Tennessee records.

ASSIGNMENT AND ASSUMPTION AGREEMENT

STATE OF TENNESSEE

COUNTY OF HAMILTON

This instrument assigns the interest and obligations of Wells Fargo Bank Northwest, National Association, not individually but solely as Owner Trustee under the SRI Realty Trust 1998-1 (formerly known as First Security Bank, National Association) under that certain Leasehold Deed of Trust, Assignment of Leases, Security Agreement and Financing Statement dated as of February 24, 1999 to SRI/Surgical Express, Inc. Wells Fargo Bank Northwest, National Association will not be released of liability; therefore, maximum principal indebtedness for Tennessee recording tax purposes is $0.00.

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Assumption Agreement”) is entered into as of the 19th day of December, 2003, by and among WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, not individually, except as expressly stated herein, but solely as the Owner Trustee under the SRI Realty Trust 1998-1 (the “Assignor”) and SRI/SURGICAL EXPRESS, INC., a Florida corporation (the “Assignee”);

WITNESSETH:

WHEREAS, the Industrial Development Board of the County of Hamilton, Tennessee (the “Issuer”) has previously issued its $4,500,000 in original aggregate principal amount of Industrial Development Revenue Bonds (Sterile Recoveries, Inc. Project), Taxable Series 1999 (the “$4,500,000 Bonds”) pursuant to a Trust Indenture, dated as of February 1, 1999, between the Issuer and Wachovia Bank, National Association (formerly First Union National Bank) (the “Trustee”) for the purpose of financing the acquisition, construction, installation and equipping of an industrial facility located in Hamilton County, Tennessee (the “Tennessee Project”); and

WHEREAS, the Issuer lent the proceeds of the $4,500,000 Bonds to Assignor (formerly First Security Bank, National Association) pursuant to a Lease Agreement, dated as of February 1, 1999 (the “Lease Agreement”), between the Issuer and the Assignor; and

WHEREAS, Assignor in turn leased the Tennessee Project to the Assignee (formerly known as Sterile Recoveries, Inc.) pursuant to a Lease Agreement, dated as of February 1, 1999 (the “SRI Sublease Agreement”); and

WHEREAS, the Assignor has previously issued its $5,200,000 in original aggregate principal amount of SRI Realty Trust 1998-1 Taxable Variable Rate Demand Bonds, Series 1999 (the “$5,200,000 Bonds”, together with the $4,500,000 Bonds, the “Bonds”) pursuant to a Trust Indenture, dated as of June 1, 1999, between the Assignor and the Trustee for the purpose of financing the acquisition, construction, installation and equipping of a manufacturing facility located in Stockton, California on property located at the property described in the legal description attached hereto as Exhibit “A” (the “California Project”); and

WHEREAS, the Assignor lent the proceeds of the $5,200,000 Bonds to Assignee pursuant to a Lease Agreement, dated as of February 1, 1999 (the “SRI Lease Agreement”), between the Assignor and the Assignee; and

WHEREAS, pursuant to a Credit Agreement, dated as of February 1, 1999, by and between the Assignor and Wachovia Bank, National Association (formerly First Union National Bank) (the “Bank”), the Bank issued its irrevocable letter of credit dated February 24, 1999 in the amount of $4,725,000 as security for the $4,500,000 Bonds and its irrevocable letter of credit dated July 1, 1999 in the amount of $5,460,000 as security for the $5,200,000 Bonds (the “Letters of Credit”); and

WHEREAS, in connection with the issuance of the Bonds and the Letter of Credits, the Assignor entered into and executed the documents listed on the attached Schedule “A” (such documents are hereinafter referred to collectively as the “Bond Documents”); and

WHEREAS, the Assignor desires to assign all of its rights and liabilities to the Assignee, including without limitation, all right, title, interest, duties and obligations of the Assignor in, to and under the Bond Documents; and

WHEREAS, notwithstanding such assignment by the Assignor and assumption by the Assignee, the Assignor will remain primarily liable for its obligations under the Lease Agreement;

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The Assignor hereby assigns, transfers and delegates all its right, title, interest, duties and obligations in, to and under the Bond Documents to the Assignee; provided, however, that the Assignor hereby acknowledges that it will remain primarily liable for its obligations under the Lease Agreement and the Leasehold Deed of Trust, Assignment of Leases, Security Agreement and Financing Statement, dated as of February 24, 1999 (the “Security Deed”), from the Assignor and Assignee to Pioneer Title Agency, Inc. for the benefit of the Bank, which Security Deed is secured by the property described in Exhibit “B” attached hereto.

2. The Assignee hereby assumes all of the Assignor’s right, title, interest, duties and obligations in, to and under the Bond Documents and covenants to perform all of the Assignor’s agreements, obligations and covenants thereunder.

3. The Assignee hereby acknowledges that the Bank, the Issuer and the Trustee may have and exercise, as against Assignee, all right, title, interest, powers and privileges of the Bank, the Issuer and Trustee under the Bond Documents, until all of the payments and other obligations required of the Assignor and the Assignee thereunder have been paid or otherwise satisfied in full.

4. The Bank hereby acknowledges and consents to the foregoing assignment and assumption, subject to the express understanding that all duties, obligations and liabilities of the Assignor under the Bond Documents shall, from and after the date hereof, become the duties, obligations and liabilities of the Assignee under each such Bond Document.

5. The Assignor hereby represents and warrants, on the date hereof, as follows:

(a) The Bond Documents executed and delivered on the date of issuance and delivery of the Bonds, copies of which have been furnished to the Assignee, constitute true, complete and accurate copies of the Bond Documents, and there have been no supplements, amendments and modifications thereto; and there are no amendments and modifications to the Bond Documents or to any other instruments or agreements to which the Assignor is a party or by which it is bound and which relate to the Bond Documents.

(b) The Bond Documents are in full force and effect as of the date hereof, and no breaches, defaults or defenses are in existence or have been asserted under the Bond Documents by the Trustee or the Bank (as applicable), and no facts or circumstances exist which, with the giving of notice or the passage of time, or both, would constitute a breach or default under the Bond Documents.

(c) The aggregate outstanding principal balance under the $4,500,000 Bonds on the date hereof is $4,500,000, and the aggregate outstanding principal balance under the $5,200,000 Bonds on the date hereof is $5,200,000.

6. The Assignee represents and warrants, on the date hereof, as follows:

(a) The Assignee is a corporation duly organized, validly existing and in good standing under the laws of the of the State of Florida and is qualified to do business in the States of Tennessee and California and has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now being conducted and as presently proposed to be conducted.

(b) There are no proceedings pending, or to the knowledge of the Assignee threatened against or affecting the Assignee in any court or before any governmental authority or arbitration board or tribunal which involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Assignee, or the ability of the Assignee to perform its obligations under this Assumption Agreement or the Bond Documents. The Assignee is not in default with respect to an order of any court, governmental authority or arbitration board or tribunal.

(c) The execution and delivery by the Assignee of this Assumption Agreement, and the compliance by the Assignee with all of the provisions hereof and of the Bond Documents (i) are within the corporate power of the Assignee, (ii) will not conflict with or result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property of the Assignee under the provisions of, any agreement, charter document, by-law or other instrument to which the Assignee is a party or by which it may be bound, or any license, judgment, decree, law, statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Assignee or any of its activities or properties, and (iii) have been duly authorized by all necessary corporate action on the part of the Assignee.

(d) Neither the Assignee nor any of its business or properties, nor any relationship between the Assignee and any other person, nor any circumstances in connection with the execution, delivery and performance by the Assignee of this Assumption Agreement and the Bond Documents is such as to require the consent, approval or authorization of, or the filing, registration or qualification with, any governmental authority on the part of the Assignee other than those already obtained.

(e) No event has occurred and no condition exists with respect to the Assignee that would constitute an “event of default” under the Bond Documents or which, with the lapse of time or with the giving of notice or both, would become an “event of default” under the Bond Documents. The Assignee is not in violation in any material respect of any agreement, charter document, by-law or other instrument to which it is party or by which it may be bound.

(f) The Assignee is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject and has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain might materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Assignee.

(g) The Assignee is not a party of any contract or agreement, or subject to any charter or other corporate restriction, that materially and adversely affects the business of the Assignee. The Assignee is not a party to any contract or agreement that restricts the right or ability of the Assignee to incur or guarantee indebtedness for borrowed money.

(h) Neither the representations of the Assignee contained in this Assumption Agreement, nor any written statement furnished by or on behalf of the Assignee to the Bank in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or herein not misleading. There is no fact that the Assignee has not disclosed to the Bank or the Trustee in writing that materially and adversely affects or in the future may (so far as the Assignee can now reasonably foresee) materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Assignee, or the ability of the Assignee to perform its obligations under this Assumption Agreement or the Bond Documents.

7. The address of the Assignee for the purpose of notice under the Bond Documents is as follows:

SRI/Surgical Express, Inc.

12425 Race Track Road

Tampa, FL 33626

Attn: Chief Financial Officer

IN WITNESS WHEREOF, the Assignor and Assignee have caused this Assumption Agreement to be duly executed and delivered by their duly authorized officers, all as of the date first above written.

Signed, sealed and delivered in the presence of:	WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION (successor to First Security Bank, National Association), not individually, except as expressly stated herein, but solely as the Owner Trustee under the SRI Realty Trust 1998-1

Unofficial Witness

Notary Public

My Commission Expires:	By:
Name:
Title:
Address:

Signed, sealed and delivered in the presence of:	SRI/SURGICAL EXPRESS, INC.

Unofficial Witness	By:
Name:
Title:
Notary Public	Address:

My Commission Expires:

CONSENTED:

WACHOVIA BANK, NATIONAL ASSOCIATION, As credit facility provider

By:
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, As Trustee and Tender Agent

By:
Name:
Title:

THE INDUSTRIAL DEVELOPMENT BOARD
OF THE COUNTY OF HAMILTON, TENNESSEE

By:
Name:
Title:

SCHEDULE “A”

1.	Credit Agreement, dated as of February 1, 1999 by and between the Assignor and the Bank;

2.	Participation Agreement, dated as of February 1, 1999, among the Assignor, Assignee and the Bank;

3.	Pledge and Security Agreement, dated as of February 1, 1999 from the Assignor to the Bank;

4.	Security Agreement, dated as of February 1, 1999, made by the Assignor for the benefit of the Bank;

5.	Lease Agreement, dated as of February 1, 1999 by and between the Issuer and the Assignor;

6.	SRI Sublease Agreement, dated as of February 1, 1999 by and between the Assignor and the Assignee;

7.	Tender Agency Agreement, dated as of February 1, 1999 by and between the Assignor and the Trustee, acting as trustee and tender agent;

8.	Placement Agent Agreement, dated as of February 24, 1999 by and among the Issuer, Assignor, the Assignee and Wachovia Capital Markets, LLC (formerly First Union Capital Markets Corp.);

9.	Remarketing Agreement, dated as of February 1, 1999 by and among the Assignor, the Assignee and Wachovia Capital Markets, LLC;

10.	Quitclaim Deed and Bill of Sale dated February 24, 1999 from the Issuer to the Assignor;

11.	Quitclaim Deed dated February 24, 1999 from the Assignor to the Issuer;

12.	Leasehold Deed of Trust, Assignment of Leases, Security Agreement and Financing Statement, dated as of February 24, 1999, from the Assignor and Assignee to Pioneer Title Agency, Inc. for the benefit of the Bank;

13.	Trust Indenture, dated as of June 1, 1999 by and between the Assignor and the Trustee;

14.	SRI Lease Agreement, dated as of February 1, 1999, by and between the Assignor and the Assignee;

15.	Placement Agent Agreement, dated as of July 1, 1999 by and among the Assignor, the Assignee and Wachovia Capital Markets, LLC;

16.	Remarketing Agreement, dated as of June 1, 1999 by and among the Assignor, the Assignee and Wachovia Capital Markets, LLC;

17.	Tender Agency Agreement, dated as of June 1, 1999 by and among the Assignor, the Assignee and the Trustee, acting as trustee and the tender agent;

18.	Leasehold Deed of Trust, Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of June 30, 1999 from Assignor to First American Title Company for the benefit of the Bank;

19.	Pledge Agreement, dated as of June 1, 1999 from Assignor to Bank;

20.	Ground Sublease Agreement, dated as of June 30, 1999 by and between the Assignee and the Assignor; and

21.	Grant Deed, dated as of July 1, 1999 from Assignee to Assignor, Instrument No. 99087147, San Joaquin County, California Records.

EXHIBIT “A”

(Description of Premises)

San Joaquin County

Real Property Description

AREA NO. 1A:

All that real property situated in the County of San Joaquin, State of California, lying in Sections 37 and 38 of C.M. Weber’s Grant, El Rancho Del Campo de los Franceses, and being a portion of that certain 13.333 acre parcel of land shown on the Record of Survey filed in Book 33 of Surveys, at Page 152, San Joaquin County Records, also being a portion of the 78.598 acre parcel of land shown on that certain Map of Survey filed for record in Book 27 of Surveys, at Page 197, San Joaquin County Records, and being more particularly described as follows:

Commencing at City of Stockton control monument 6S-15, as referenced on that certain Record of Survey filed in Book 33 of Surveys, at Page 20, San Joaquin County Records; thence North l5°57’36” West 2667.21 feet to City of Stockton control monument 6S-14, as referenced on said Record of Survey filed in Book 33 of Surveys, at Page 20; thence South 82°52’29” East 121.01 feet to a 3/4 inch iron pin tagged R.C.E. 8189 set at an angle point at a northwesterly corner of aforesaid 78.598 acre parcel of land, said point also being on the southerly line of a 100-foot wide private right-of-way known as C.E. Dixon Street, as shown on said Record of Survey filed in Book 33 of Surveys, at Page 152, San Joaquin County Records, said point also being the TRUE POINT OF BEGINNING of this description; thence leaving said point of beginning, along the southerly right-of-way line of said C.E. Dixon Street, North 72°44’16” East 268.31 feet to the beginning of a curve to the right, having a radius of 35.00 feet, a central angle of 90°12’02”, and a chord bearing and distance of South 62°09’44” East 49.58 feet; thence southeasterly, along the arc of said curve, 55.10 feet to a point on the westerly right-of-way line of a 84-foot wide private right-of-way known as Longe Street; thence along said westerly right-of-way line South 17°03’43” East 448.98 feet; thence South 72°56’17” West 356.75 feet to a point on the easterly right-of-way line of present 110-foot wide Airport Way, as shown on said Record of Survey filed in Book 33 of Surveys, at Page 152, San Joaquin County Records; thence along said easterly right-of-way line the following two (2) courses:

1)	North 17°15’34” West 242.87 feet;

2)	North 13°48’28” West 200.36 feet; thence North 29°45’55” East 58.66 feet to the point of beginning.

containing 3.904 acres of land, more or less.